1298997.1

                             - 20 -

SUB-ITEM 77Q1(g)

          Agreement and Plan of Reorganization of the Fund and Credit Suisse Investment Grade Bond Fund,
Inc.

              AGREEMENT AND PLAN OF REORGANIZATION

          THIS  AGREEMENT  AND PLAN OF  REORGANIZATION
(the "Agreement") is made as of this 20th day of June,
2003,  between  and among Credit Suisse  Fixed  Income
Fund,  a  Massachusetts business trust (the "Acquiring
Fund"), and Credit Suisse Investment Grade Bond  Fund,
Inc.,  a  Maryland corporation (the "Acquired  Fund"),
and, solely for purposes of Sections 4.3, 5.9 and  9.2
hereof, Credit Suisse Asset Management, LLC, a limited liability company organized under the laws of the State of Delaware ("CSAM").

          This Agreement is intended to be and is
adopted as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of
1986, as amended (the "Code"). The reorganization of the Acquired Fund (collectively, the "Reorganization") will consist of the transfer of all of the assets of the Acquired Fund in exchange solely for shares of beneficial interest of the applicable class or classes of the Acquiring Fund ("Acquiring Fund Shares"), and the assumption by the Acquiring Fund of the liabilities of the Acquired Fund, and the distribution, on or after the Closing Date hereinafter referred to, of Acquiring Fund Shares to the shareholders of the Acquired Fund ("Acquired Fund
Shareholders") in liquidation of the Acquired Fund as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement.

          WHEREAS, the Board of Directors of the
Acquired Fund has determined that the exchange of all of the assets of the Acquired Fund for Acquiring Fund
Shares and the assumption of the liabilities of the Acquired Fund by the Acquiring Fund is in the best interests of the Acquired Fund and that the interests of the existing shareholders of the Acquired Fund would not be diluted as a result of this transaction;
and

          WHEREAS, the Board of Trustees of the
Acquiring Fund has determined that the exchange of all of the assets of the Acquired Fund for Acquiring Fund
Shares is in the best interests of the Acquiring
Fund's shareholders and that the interests of the existing Acquiring Fund Shareholders would not be diluted as a result of this transaction.

          NOW, THEREFORE, in consideration of the
premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

         1.    Transfer of Assets of the Acquired Fund
in Exchange for Acquiring Fund Shares and Assumption of the Acquired Fund's Liabilities and Liquidation of the Acquired Fund.

     1.1.   Subject to the terms and conditions herein
       set   forth   and   on   the   basis   of   the
       representations   and   warranties    contained
       herein, the Acquired Fund agrees to transfer its assets as set forth in paragraph 1.2 to the Acquiring Fund, and the Acquiring Fund agrees in exchange therefor: (i) to deliver to the Acquired Fund the number of each class of the Acquiring Fund Shares, including fractional
       Acquiring Fund Shares, of each class of the Acquired Fund determined by dividing the value of the Acquired Fund's net assets attributable to each such class of shares, computed in the manner and as of the time and date set forth in paragraph 2.1, by the net asset value of one
       Acquiring  Fund Share of the applicable  class;
       and (ii) to assume the liabilities of the Acquired Fund, as set forth in paragraph 1.3.
       Such transactions shall take place at the closing provided for in paragraph 3.1 (the
       "Closing").

     1.2.    (a) The assets of the Acquired Fund to be
       acquired by the Acquiring Fund shall consist of
       all property including, without limitation, all
       cash,   securities  and  dividend  or  interest
       receivables that are owned by or owed to the Acquired Fund and any deferred or prepaid expenses shown as an asset on the books of the Acquired Fund on the Closing date provided in paragraph 3.1 (the "Closing Date").

         (b)   The  Acquired  Fund  has  provided  the
Acquiring  Fund  with a list of all  of  the  Acquired
Fund's  assets  as  of the date of execution  of  this
Agreement.   The Acquired Fund reserves the  right  to
sell any of these securities but will not, without the
prior  approval  of  the Acquiring Fund,  acquire  any
additional  securities other than  securities  of  the
type  in  which  the Acquiring Fund  is  permitted  to
invest.   The Acquired Fund will, within a  reasonable
time  prior to the Closing Date, furnish the Acquiring
Fund  with  a list of the securities, if any,  on  the
Acquired Fund's list referred to in the first sentence
of   this  paragraph  which  do  not  conform  to  the
Acquiring  Fund's investment objective,  policies  and
restrictions.   In  the event that the  Acquired  Fund
holds any investments which the Acquiring Fund may not
hold,   the  Acquired  Fund  will  dispose   of   such
securities prior to the Closing Date.  In addition, if
it  is  determined that the portfolios of the Acquired
Fund  and  the Acquiring Fund, when aggregated,  would
contain   investments  exceeding  certain   percentage
limitations  imposed  upon  the  Acquiring  Fund  with
respect  to  such investments, the Acquired  Fund,  if
requested  by  the  Acquiring Fund,  will  dispose  of
and/or   reinvest   a  sufficient   amount   of   such
investments  as  may be necessary to  avoid  violating
such limitations as of the Closing Date.
     1.3.     The  Acquired  Fund  will  endeavor   to
       discharge  all  of  the known  liabilities  and
       obligations of the Acquired Fund prior  to  the
       Closing Date, other than those liabilities  and
       obligations which would otherwise be discharged
       at  a  later  date  in the ordinary  course  of
       business.  The Acquiring Fund shall assume  all
       liabilities,  expenses,  costs,   charges   and
       reserves, including those liabilities reflected
       on   unaudited   statements   of   assets   and
       liabilities  of  the  Acquired  Fund  and   the
       Acquiring  Fund prepared by State  Street  Bank
       and   Trust   Company  ("State  Street"),   the
       accounting  agent  of  each  Fund,  as  of  the
       Valuation  Date (as defined in paragraph  2.1),
       in    accordance   with   generally    accepted
       accounting principles consistently applied from
       the  prior audited period.  The Acquiring  Fund
       shall  also  assume any liabilities,  expenses,
       costs  or  charges incurred by or on behalf  of
       the Acquired Fund specifically arising from  or
       relating  to the operations and/or transactions
       of the Acquired Fund prior to and including the
       Closing Date but which are not reflected on the
       above-mentioned   statement   of   assets   and
       liabilities,    including   any    liabilities,
       expenses,   costs  or  charges  arising   under
       paragraph 5.7 hereof.

     1.4.   As soon on or after the Closing Date as is
       conveniently   practicable  (the   "Liquidation
       Date"),  the  Acquired Fund will liquidate  and
       distribute  pro  rata  to  the  Acquired   Fund
       Shareholders  of record determined  as  of  the
       close  of  business  on the  Closing  Date  the
       Acquiring  Fund Shares it receives pursuant  to
       paragraph    1.1.     Such   liquidation    and
       distribution  will  be  accomplished   by   the
       transfer  of  the  Acquiring Fund  Shares  then
       credited to the account of the Acquired Fund on
       the   books  of  the  Acquiring  Fund  to  open
       accounts  on the share records of the Acquiring
       Fund   in   the  name  of  the  Acquired   Fund
       Shareholders  representing the  respective  pro
       rata  number of the Acquiring Fund  Shares  due
       such  shareholders.  All issued and outstanding
       shares  of  the  Acquired Fund ("Acquired  Fund
       Shares") will simultaneously be canceled on the
       books  of  the  Acquired Fund,  although  share
       certificates  representing  interests  in   the
       Acquired  Fund  will  represent  a  number   of
       Acquiring Fund Shares after the Closing Date as
       determined in accordance with Section 2.2.  The
       Acquiring  Fund  shall not  issue  certificates
       representing  the  Acquiring  Fund  Shares   in
       connection with such exchange.

     1.5. Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Fund's transfer agent. Acquiring Fund Shares will be issued in the manner described in the Acquiring
       Fund's current prospectuses and statement of additional information.

     1.6.    Any  transfer taxes payable upon issuance
       of  the  Acquiring Fund Shares in a name  other
       than the registered holder of the Acquired Fund
       Shares on the books of the Acquired Fund as  of
       that   time  shall,  as  a  condition  of  such
       issuance and transfer, be paid by the person to whom such Acquiring Fund Shares are to be issued and transferred.

     1.7.     Any  reporting  responsibility  of   the
       Acquired   Fund   is  and  shall   remain   the
       responsibility of the Acquired Fund up to and including the Closing Date and such later date on which the Acquired Fund is terminated.

         2.   Valuation

     2.1.   The value of the Acquired Fund's assets to
       be  acquired  hereunder shall be the  value  of
       such assets computed as of the close of regular
       trading  on  The New York Stock Exchange,  Inc.
       (the "NYSE") on the Closing Date (such time and
       date  being  hereinafter called the  "Valuation
       Date"),  using  the  valuation  procedures  set
       forth  in  the  Acquired  Fund's  then  current
       prospectuses   or   statement   of   additional
       information.

     2.2.    The  number of Class A, Class B, Class  C
       and  Class A Acquiring Fund Shares to be issued
       (including  fractional  shares,  if   any)   in
       exchange  for  Class A, Class B,  Class  C  and
       Common   Class,  respectively,  Acquired   Fund
       Shares  shall  be  determined by  dividing  the
       value  of  the net assets of the Acquired  Fund
       attributable to its respective Class  A,  Class
       B,  Class C and Common Class shares, determined
       using the same valuation procedures referred to
       in  paragraph 2.1, by the per share  net  asset
       value  of  the Class A, Class B,  Class  C  and
       Class  A,  respectively, Acquiring Fund  Shares
       computed as of the close of regular trading  on
       the   NYSE  on  the  Closing  Date,  using  the
       valuation procedures set forth in the Acquiring
       Fund's then current prospectuses or statement of additional information.

     2.3. All computations of value with respect to the Acquiring Fund and the Acquired Fund shall be made by State Street in accordance with its regular practice as pricing agent for the Acquiring Fund.

         3.   Closing and Closing Date

     3.1.    The  Closing  Date for the Reorganization
       shall  be October 10, 2003, or such other  date
       as the parties to such Reorganization may agree
       to  in  writing.  All acts taking place at  the
       Closing   shall   be  deemed  to   take   place
       simultaneously as of the close  of  trading  on
       the  NYSE  on the Closing Date unless otherwise
       provided.   The  Closing shall be  held  as  of
       10:00  a.m., at the offices of Willkie  Farr  &
       Gallagher or at such other time and/or place as the parties may agree.

     3.2.     State  Street,  the  custodian  for  the
       Acquiring  Fund,  shall  deliver  as  soon   as
       practicable after the Closing a certificate  of
       an  authorized officer stating that:   (a)  the
       Acquired Fund's portfolio securities, cash and any other assets have been delivered in proper form to the Acquiring Fund on the Closing Date and (b) all necessary taxes, including all applicable federal and state stock transfer stamps, if any, have been paid, or provision for payment has been made, in conjunction with the delivery of portfolio securities.

     3.3.    In  the event that on the Valuation  Date
       (a)  the NYSE or another primary trading market
       for  portfolio securities of the Acquiring Fund
       or the Acquired Fund shall be closed to trading
       or  trading thereon shall be restricted or  (b)
       trading or the reporting of trading on the NYSE
       or   elsewhere  shall  be  disrupted  so   that
       accurate  appraisal of the  value  of  the  net
       assets  of  the Acquiring Fund or the  Acquired
       Fund  is  impracticable, the applicable Closing
       Date   shall  be  postponed  until  the   first
       business day after the day when trading shall have been fully resumed and reporting shall have been restored.

     3.4. The Acquired Fund shall deliver at the Closing a list of the names and addresses of the Acquired Fund Shareholders and the number and class of outstanding Acquired Fund Shares owned by each such shareholder immediately prior to the Closing or provide evidence that such information has been provided to the Acquiring Fund's transfer agent. The Acquiring
       Fund shall issue and deliver a confirmation evidencing the Acquiring Fund Shares to be credited to the Acquired Fund's account on the Closing Date to the Secretary of the Acquired
       Fund or provide evidence satisfactory to the Acquired Fund that such Acquiring Fund Shares have been credited to the Acquired Fund's account on the books of the Acquiring Fund. At the Closing, each party shall deliver to the relevant other parties such bills of sale, checks, assignments, share certificates, if any, receipts or other documents as such other party or its counsel may reasonably request.

         4.   Representations and Warranties

                 4.1. The Acquired Fund represents and
       warrants to the Acquiring Fund as follows:

       (a)     The  Acquired Fund is a duly organized,
          validly   existing   corporation   in   good
          standing under the laws of the State of Maryland;

       (b)      The  Acquired  Fund  is  a  registered
          investment   company   classified    as    a
          management company of the open-end type  and
          its  registration  with the  Securities  and
          Exchange Commission (the "Commission") as an
          investment   company  under  the  Investment
          Company  Act of 1940, as amended (the  "1940
          Act"), is in full force and effect;

       (c)     The  Acquired  Fund  is  not,  and  the
          execution, delivery and performance of  this
          Agreement  by  the Acquired  Fund  will  not
          result,  in  a  violation  of  the  Acquired
          Fund's  Articles of Incorporation or  ByLaws
          or   any   material  agreement,   indenture,
          instrument,   contract,   lease   or   other
          undertaking to which the Acquired Fund is a party or by which the Acquired Fund or its property is bound or affected;

       (d)      There   are  no  contracts  or   other
          commitments (other than this Agreement) of the Acquired Fund which will be terminated with liability to the Acquired Fund prior to the Closing Date;

       (e)      Except  as  previously  disclosed   in
          writing  to  and accepted by  the  Acquiring
          Fund,   no   litigation  or   administrative
          proceeding or investigation of or before any
          court  or  governmental  body  is  presently
          pending   or  to  its  knowledge  threatened
          against  the  Acquired Fund or  any  of  its
          properties  or  assets which,  if  adversely
          determined,  would materially and  adversely
          affect   its  financial  condition  or   the
          conduct   of   its  business.    Except   as
          previously  disclosed  in  writing  to   and
          accepted by the Acquiring Fund, the Acquired
          Fund knows of no facts which might form  the
          basis   for   the   institution   of    such
          proceedings and is not party to  or  subject
          to  the  provisions of any order, decree  or
          judgment  of any court or governmental  body
          which  materially and adversely affects  its
          business  or  the business of  the  Acquired
          Fund  or  its  ability  to  consummate   the
          transactions herein contemplated;

       (f)       The   Statements   of   Assets    and
          Liabilities  of  the  Acquired  Fund  as  of
          October 31, 2002, including the Schedule  of
          Investments  and  the related  Statement  of
          Operations  for  the year  then  ended,  the
          Statement of Changes in Net Assets for  each
          of  the  two years in the period then  ended
          and the Financial Highlights for each of the
          five  years  in the period then ended,  have
          been  audited by PricewaterhouseCoopers  LLP
          (or  one  of  its legacy firms), independent
          accountants,  and  are  in  accordance  with
          generally   accepted  accounting  principles
          consistently  applied, and  such  statements
          (copies of which have been furnished to the Acquiring Fund) fairly reflect the financial condition of the Acquired Fund as of such dates, and there are no known contingent liabilities of the Acquired Fund as of October 31, 2002 not disclosed therein;

       (g)     Since  October 31, 2002, there has  not
          been  any  material adverse  change  in  the
          Acquired Fund's financial condition, assets,
          liabilities  or business other than  changes
          occurring   in   the  ordinary   course   of
          business, or any incurrence by the  Acquired
          Fund of indebtedness maturing more than  one
          year  from  the  date such indebtedness  was
          incurred  except as otherwise  disclosed  to
          and  accepted  in writing by  the  Acquiring
          Fund.  For purposes of this subsection  (g),
          a  decline in the per share net asset  value
          of  the Acquired Fund Shares due to declines
          in   market  values  of  securities  in  the
          Acquired Fund's portfolio, the discharge  of
          Fund  liabilities, or the redemption of  the
          Acquired   Fund  Shares  by  Acquired   Fund
          Shareholders shall not constitute a material adverse change;

       (h)     At  the  date  hereof and  the  Closing
          Date, all federal and other tax returns  and
          reports,   including  extensions,   of   the
          Acquired  Fund required by law to have  been
          filed  by such dates shall have been  filed,
          and  all federal and other taxes shall  have
          been  paid so far as due, or provision shall
          have  been made for the payment thereof and,
          to   the   best   of  the  Acquired   Fund's
          knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;

       (i)     For  each taxable year of its operation
          (including  the taxable year ending  on  the
          Closing Date), the Acquired Fund has met the
          requirements of Subchapter M of the Code for
          qualification and treatment as  a  regulated
          investment  company; all of the  issued  and
          outstanding Acquired Fund Shares  have  been
          offered  and  sold  in  compliance  in   all
          material respects with applicable federal and state securities laws;

       (j)     All  issued  and  outstanding  Acquired
          Fund  Shares of each class are, and  at  the
          Closing  Date  will  be,  duly  and  validly
          issued and outstanding, fully paid and  non-
          assessable.    All   of   the   issued   and
          outstanding  Acquired Fund Shares  will,  at
          the  time of Closing, be held by the persons
          and  in the amounts set forth in the records
          of   the  transfer  agent  as  provided   in
          paragraph 3.4. The Acquired Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any Acquired Fund Shares, nor is there outstanding any security convertible into any Acquired Fund Shares;

       (k)     At  the Closing Date, the Acquired Fund
          will  have good and marketable title to  the
          Acquired Fund's assets to be transferred  to
          the Acquiring Fund pursuant to paragraph 1.2
          and full right, power and authority to sell,
          assign,  transfer  and deliver  such  assets
          hereunder and, upon delivery and payment for
          such assets, the Acquiring Fund will acquire
          good  and marketable title thereto,  subject
          to  no  restrictions on  the  full  transfer
          thereof,  except such restrictions as  might
          arise  under the Securities Act of 1933,  as
          amended  (the "1933 Act"), and the 1940  Act
          with   respect   to  privately   placed   or
          otherwise  restricted  securities  that  the
          Acquired  Fund  may  have  acquired  in  the
          ordinary course of business and of which the
          Acquiring  Fund  has  received  notice   and
          necessary documentation at or prior to the Closing;

       (l)     The execution, delivery and performance
          of  this  Agreement has been duly authorized
          by  all necessary actions on the part of the
          Acquired  Fund's  Board  of  Directors,  and
          subject to the approval of the Acquired Fund
          Shareholders, this Agreement will constitute
          a   valid  and  binding  obligation  of  the
          Acquired Fund enforceable in accordance with
          its   terms,  subject  to  the   effect   of
          bankruptcy,      insolvency,      fraudulent
          conveyance,  reorganization, moratorium  and
          other   laws   relating  to   or   affecting
          creditors' rights and to general equity principles;

       (m)     The information to be furnished by  the
          Acquired  Fund  for use in applications  for
          orders,  registration  statements  or  proxy
          materials  or for use in any other  document
          filed or to be filed with any federal, state
          or local regulatory authority (including the
          NASD,  Inc.),  which  may  be  necessary  in
          connection     with     the     transactions
          contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations applicable thereto;

       (n)     The  current prospectuses and statement
          of  additional information of  the  Acquired
          Fund conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading; and

       (o)     Insofar as the following relate to  the
          Acquired  Fund,  the registration  statement
          filed  by  the Acquiring Fund on  Form  N-14
          relating to Acquiring Fund Shares that  will
          be  registered with the Commission  pursuant
          to    this    Agreement,   which,    without
          limitation, shall include a proxy  statement
          of the Acquired Fund (the "Proxy Statement")
          and  the prospectuses of the Acquiring  Fund
          with    respect    to    the    transactions
          contemplated  by  this  Agreement,  and  any
          supplement  or  amendment thereto,  and  the
          documents contained or incorporated  therein
          by   reference  (collectively,   the   "N-14
          Registration  Statement"), on the  effective
          date of the N-14 Registration Statement,  at
          the   time  of  any  shareholders'   meeting
          referred  to  herein, on the Valuation  Date
          and  on  the Closing Date:  (i) shall comply
          in all material respects with the provisions
          of the 1933 Act, the Securities Exchange Act
          of  1934  (the "1934 Act") and the 1940  Act
          and  the  rules and regulations under  those
          Acts,  and (ii) shall not contain any untrue
          statement  of  a material fact  or  omit  to
          state  a material fact required to be stated
          therein  or necessary to make the statements
          therein  not misleading; provided,  however,
          that  the representations and warranties  in
          this  section shall not apply to  statements
          in or omissions from the Proxy Statement and
          the  N-14  Registration  Statement  made  in
          reliance   upon   and  in  conformity   with
          information that was furnished or should have been furnished by the Acquiring Fund for use therein.

                 4.2.  The  Acquiring Fund  represents
       and warrants to the Acquired Fund as follows:

       (a)     The  Acquiring Fund is a  Massachusetts
          business trust duly organized and validly existing under the laws of The Commonwealth of Massachusetts;

       (b)     The  Acquiring  Fund  is  a  registered
          investment   company   classified    as    a
          management company of the open-end type and its registration with the Commission as an investment company under the 1940 Act is in full force and effect;

       (c)     The  current prospectuses and statement
          of  additional information filed as part  of
          the Acquiring Fund registration statement on
          Form  N-1A (the "Acquiring Fund Registration
          Statement") conform in all material respects
          to  the applicable requirements of the  1933
          Act and the 1940 Act and the rules and regulations of the Commission under those Acts and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;

       (d)     At the Closing Date, the Acquiring Fund
          will have good and marketable title to its assets;

       (e)     The  Acquiring  Fund is  not,  and  the
          execution, delivery and performance of  this
          Agreement will not result, in a violation of
          the    Acquiring   Fund's   Agreement    and
          Declaration of Trust or By-Laws or any material agreement, indenture, instrument, contract, lease or other undertaking to which the Acquiring Fund is a party or by which the Acquiring Fund or its property is bound;

       (f)      Except  as  previously  disclosed   in
          writing  to  and  accepted by  the  Acquired
          Fund,   no   litigation  or   administrative
          proceeding or investigation of or before any
          court  or  governmental  body  is  presently
          pending   or  to  its  knowledge  threatened
          against  the Acquiring Fund or  any  of  its
          properties  or  assets which,  if  adversely
          determined,  would materially and  adversely
          affect   its  financial  condition  or   the
          conduct of its business.  The Acquiring Fund
          knows of no facts which might form the basis
          for  the institution of such proceedings and
          is   not  a  party  to  or  subject  to  the
          provisions of any order, decree or  judgment
          of  any  court  or governmental  body  which
          materially   and   adversely   affects   its
          business or its ability to consummate the transactions contemplated herein;

       (g)     Since  October 31, 2002, there has  not
          been  any  material adverse  change  in  the
          Acquiring    Fund's   financial   condition,
          assets,  liabilities or business other  than
          changes occurring in the ordinary course  of
          business, or any incurrence by the Acquiring
          Fund of indebtedness maturing more than  one
          year  from  the  date such indebtedness  was
          incurred  except as otherwise  disclosed  to
          and  accepted  in  writing by  the  Acquired
          Fund.  For purposes of this subsection  (g),
          a  decline in the per share net asset  value
          of the Acquiring Fund Shares due to declines
          in   market  values  of  securities  in  the
          Acquiring Fund's portfolio, the discharge of
          Acquiring   Fund   liabilities,    or    the
          redemption  of  Acquiring  Fund  Shares   by
          Acquiring   Fund  Shareholders   shall   not
          constitute a material adverse change;

       (h)     At  the  Closing Date, all federal  and
          other tax returns and reports, including extensions, of the Acquiring Fund required by law then to be filed shall have been filed, and all federal and other taxes shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof;

       (i)     For  each taxable year of its operation
          (including  the taxable year which  includes
          the  Closing Date), the Acquiring  Fund  has
          met  the requirements of Subchapter M of the
          Code   for   qualification  as  a  regulated
          investment company and has elected to be treated as such, has been eligible to and has computed its federal income tax under
          Section 852 of the Code;

       (j)     At  the  date  hereof, all  issued  and
          outstanding  Acquiring Fund Shares  of  each
          class are, and at the Closing Date will  be,
          duly  and  validly  issued and  outstanding,
          fully  paid and, except as set forth in  the
          Acquiring  Fund's Agreement and  Declaration
          of  Trust,  non-assessable, by the Acquiring
          Fund.   The  Acquiring Fund  does  not  have
          outstanding any options, warrants  or  other
          rights  to  subscribe for  or  purchase  any
          Acquiring   Fund  Shares,   nor   is   there
          outstanding any security convertible into any Acquiring Fund Shares;

       (k)     The execution, delivery and performance
          of  this  Agreement has been duly authorized
          by  all necessary actions on the part of the
          Acquiring Fund's Board of Trustees, and this
          Agreement   will  constitute  a  valid   and
          binding  obligation  of the  Acquiring  Fund
          enforceable  in accordance with  its  terms,
          subject   to   the  effect  of   bankruptcy,
          insolvency,      fraudulent      conveyance,
          reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;

       (l)     The  Acquiring Fund Shares to be issued
          and delivered to the Acquired Fund, for the account of the Acquired Fund Shareholders, pursuant to the terms of this Agreement, will at the Closing Date have been duly authorized and when so issued and delivered, will be duly and validly issued Acquiring
          Fund Shares, and will be fully paid and, except as set forth in the Acquiring Fund's
          Agreement and Declaration of Trust, non-assessable, by the Acquiring Fund;

       (m)     Insofar as the following relate to  the
          Acquiring   Fund,   the  N-14   Registration
          Statement, on the effective date of the N-14
          Registration Statement, at the time  of  any
          shareholders' meeting referred to herein, on
          the   Valuation  Date  and  on  the  Closing
          Date:  (i)  shall  comply  in  all  material
          respects  with the provisions  of  the  1933
          Act,  the 1934 Act and the 1940 Act and  the
          rules and regulations under those Acts,  and
          (ii)  shall not contain any untrue statement
          of  a  material  fact or  omit  to  state  a
          material fact required to be stated  therein
          or  necessary to make the statements therein
          not  misleading; provided, however, that the
          representations  and  warranties   in   this
          section shall not apply to statements in or omissions from the Proxy Statement and the N-
          14 Registration Statement made in reliance upon and in conformity with information that was furnished or should have been furnished by the Acquired Fund for use therein; and

       (n)     The  Acquiring Fund agrees to  use  all
          reasonable  efforts to obtain the  approvals
          and authorizations required by the 1933 Act,
          the  1940 Act and such of the state Blue Sky
          or   securities   laws  as   it   may   deem
          appropriate   in  order  to   continue   its
          operations after the Closing Date.

                 4.3. CSAM represents and warrants  to
       the   Acquiring  Fund  as  follows:    To   the
       knowledge  of  CSAM (i) there  are  no  claims,
       actions,  suits or proceedings pending  against
       the  Acquired  Fund,  and  (ii)  there  are  no
       claims,    actions,   suits   or    proceedings
       threatened, or circumstances that have been identified by the Management Committee of CSAM and the Secretary thereof as reasonably likely to give rise to any claims, actions, suits or proceedings, against the Acquired Fund that would materially adversely affect the Acquired
       Fund or its assets or business other than those disclosed in writing to and accepted by the Acquiring Fund.

         5.    Covenants of the Acquired Fund and  the
Acquiring Fund

     5.1.    The Acquiring Fund and the Acquired  Fund
       will operate their respective businesses in the
       ordinary course between the date hereof and the
       Closing  Date.   It  is  understood  that  such
       ordinary course of business will include the declaration and payment of customary dividends and distributions.

     5.2. The Acquired Fund will call a meeting of the Acquired Fund Shareholders to consider and act upon this Agreement and to take all other actions necessary to obtain approval of the transactions contemplated herein.

     5.3.    The  Acquired  Fund  covenants  that  the
       Acquiring Fund Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof other than in accordance with the terms of this Agreement.

     5.4.     The   Acquired  Fund  will  assist   the
       Acquiring Fund in obtaining such information as
       the    Acquiring   Fund   reasonably   requests
       concerning the beneficial ownership of the Acquired Fund Shares.

     5.5.     Subject  to  the  provisions   of   this
       Agreement, the Acquiring Fund and the  Acquired
       Fund will each take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

     5.6.     The  Acquired  Fund  will  provide   the
       Acquiring   Fund  with  information  reasonably
       necessary  for the preparation of a  prospectus
       (the "Prospectus") which will include the Proxy
       Statement referred to in paragraph 4.1(o),  all
       to   be   included  in  the  N-14  Registration
       Statement, in compliance with the 1933 Act, the 1934 Act and the 1940 Act in connection with the meeting of the Acquired Fund Shareholders to consider approval of this Agreement and the transactions contemplated herein.

     5.7.   The Acquiring Fund agrees to indemnify and
       advance expenses to each person who at the time
       of the execution of this Agreement serves as  a
       Director  or Officer ("Indemnified Person")  of
       the   Acquired  Fund,  against  money   damages
       actually  and  reasonably  incurred   by   such
       Indemnified Person in connection with any claim
       that   is  asserted  against  such  Indemnified
       Person arising out of such person's service  as
       a Director or officer of the Acquired Fund with
       respect to matters specifically relating to the
       Reorganization,     provided     that      such
       indemnification  and  advancement  of  expenses
       shall  be permitted to the fullest extent  that
       is   available  under  applicable  law.    This
       paragraph  5.7  shall  not  protect  any   such
       Indemnified Person against any liability to the
       Acquired  Fund,  the Acquiring  Fund  or  their
       respective  shareholders  to  which  he   would
       otherwise  be  subject  by  reason  of  willful
       misfeasance,  bad  faith, gross  negligence  or
       from  reckless disregard of the duties involved
       in  the  conduct of his office.  An Indemnified
       Person   seeking   indemnification   shall   be
       entitled  to  advances from the Acquiring  Fund
       for payment of the reasonable expenses incurred
       by  him  in  connection with the matter  as  to
       which  he  is  seeking indemnification  in  the
       manner  and  to the fullest extent  permissible
       under  applicable law.  Such Indemnified Person
       shall  provide to the Acquiring Fund a  written
       affirmation of his good faith belief  that  the
       standard     of    conduct    necessary     for
       indemnification  by  the Acquiring  Fund  under
       this  paragraph  has been  met  and  a  written
       undertaking to repay any advance if  it  should
       ultimately  be determined that the standard  of
       conduct  has  not  been met.  In  addition,  at
       least   one   of   the   following   additional
       conditions  shall be met: (a)  the  Indemnified
       Person  shall  provide  security  in  form  and
       amount acceptable to the Acquiring Fund for its
       undertaking; (b) the Acquiring Fund is  insured
       against  losses  arising  by  reason   of   the
       advance;  or (c) either a majority of a  quorum
       of  disinterested  non-party  Trustees  of  the
       Acquiring      Fund     (collectively,      the
       "Disinterested Trustees"), or independent legal
       counsel  experienced  in mutual  fund  matters,
       selected  by  the  Indemnified  Person,  in   a
       written  opinion, shall have determined,  based
       on  a review of facts readily available to  the
       Acquiring  Fund  at  the time  the  advance  is
       proposed  to be made, that there is  reason  to
       believe   that  the  Indemnified  Person   will
       ultimately   be   found  to  be   entitled   to
       indemnification.

     5.8.    The  Acquiring  Fund agrees  to  take  no
       action   that   would  adversely   affect   the
       qualification  of  the  Reorganization   as   a
       reorganization  under  Section  368(a)  of  the
       Code.   In  this  regard,  the  Acquiring  Fund
       covenants  that,  following the Reorganization,
       it  (a) will (i) continue the historic business
       of  the Acquired Fund or (ii) use a significant
       portion   of   the  Acquired  Fund's   historic
       business assets, and (b) will not sell or otherwise dispose of any of the assets of the Acquired Fund, except for dispositions in the ordinary course of business or transfers to a corporation (or other entity classified for federal income tax purposes as an association taxable as a corporation) that is "controlled" by the Acquiring Fund within the meaning of
       Section 368(c) of the Code.

     5.9. CSAM agrees that the Acquiring Fund will succeed to all rights that the Acquired Fund has, or would have but for the Reorganization, against CSAM or its affiliates by reason of any act or failure to act by CSAM or any of its affiliates prior to the Closing Date.

         6.    Conditions Precedent to Obligations  of
the Acquired Fund

         The obligations of the Acquired Fund to
consummate the transactions provided for herein shall be subject, at its election, to the performance by the Acquiring Fund of all of the obligations to be performed by it hereunder on or before the Closing
Date and, in addition thereto, the following further conditions:

     6.1.    All representations and warranties of the
       Acquiring  Fund  contained  in  this  Agreement
       shall  be  true  and correct  in  all  material
       respects  as of the date hereof and, except  as
       they   may   be   affected   by   the   actions
       contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date;

     6.2.   The Acquiring Fund shall have delivered to
       the Acquired Fund a certificate executed in its
       name   by   its   Chairman,   President,   Vice
       President,  Secretary, Treasurer  or  Assistant
       Treasurer, in a form reasonably satisfactory to the Acquired Fund and dated as of the Closing
       Date, to the effect that the representations and warranties of the Acquiring Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement and as to such other matters as the Acquired Fund shall reasonably request; and

     6.3.    The Acquired Fund shall have received  on
       the  Closing  Date  a  favorable  opinion  from
       Willkie  Farr  &  Gallagher,  counsel  to   the
       Acquiring  Fund, dated as of the Closing  Date,
       in   a  form  reasonably  satisfactory  to  the
       Acquired Fund, covering the following points:

         That (a) the Acquiring Fund is a validly existing business trust under the laws of The
Commonwealth of Massachusetts, and has the trust power to own all of its properties and assets and to carry on its business as a registered investment company;
(b) the Agreement has been duly authorized, executed and delivered by the Acquiring Fund and, assuming due authorization, execution and delivery of the Agreement by the other parties thereto, is a valid and binding obligation of the Acquiring Fund enforceable against the Acquiring Fund in accordance with its terms, subject to the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; (c) the Acquiring Fund Shares to be issued to the Acquired Fund Shareholders as provided by this Agreement are duly authorized and upon such delivery will be validly issued and outstanding and are fully paid and, except as set forth in the Acquiring Fund's
Agreement and Declaration of Trust, non-assessable and no shareholder of the Acquiring Fund has any preemptive rights to subscription or purchase in respect thereof; (d) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, conflict with the Acquiring Fund's Agreement and Declaration of Trust or By-Laws, or result in a material violation of any provision of any material agreement (known to such counsel) to which the Acquiring Fund is a party or by which it or its property is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty, under any material agreement, judgment or decree to which the Acquiring Fund is a party or by which it or its property is bound; (e) to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United
States or The Commonwealth of Massachusetts is required for the consummation by the Acquiring Fund of the actions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act, and such as may be required under state securities laws; (f) only insofar as they relate to the Acquiring Fund, the descriptions in the Proxy
Statement of statutes, legal and governmental proceedings, investigations, orders, decrees or judgments of any court or governmental body in the United States and contracts and other documents, if any, are accurate and fairly present the information required to be shown; (g) to the knowledge of such counsel, there is no legal, administrative or governmental proceeding, investigation, order, decree or judgment of any court or governmental body, only insofar as they relate to the Acquiring Fund or its assets or properties, pending, threatened or otherwise existing on or before the effective date of the N-14
Registration Statement or the Closing Date, which are required to be described in the N-14 Registration
Statement or to be filed as an exhibit to the N-14
Registration Statement which is not described and filed as required or which materially and adversely affect the Acquiring Fund's business; (h) the Acquiring Fund is registered as an investment company under the 1940 Act and, to the knowledge of such counsel, its registration with the Commission as an investment company under the 1940 Act is in full force and effect; and (i) the Proxy Statement, as of its date, appeared on its face to be appropriately responsive in all material respects to the requirements of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder;
provided, however, that such counsel shall be entitled to state that it does not assume any responsibility for the accuracy, completeness or fairness of the Proxy Statement.

         With respect to all matters of Massachusetts law, such counsel shall be entitled to state that, with the approval of the Acquired Fund, they have relied upon the opinion of Sullivan & Worcester LLP and that their opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of Sullivan & Worcester LLP. Such opinion also shall include such other matters incident to the transaction contemplated hereby as the Acquired Fund may reasonably request.

         In this paragraph 6.3, references to the Proxy Statement include and relate only to the text of such Proxy Statement and not, except as specifically stated above, to any exhibits or attachments thereto or to any documents incorporated by reference therein.

         6.4  The Board of Trustees of the Acquiring
Fund, including a majority of the trustees who are not "interested persons" of the Acquiring Fund (as defined in the 1940 Act), shall have determined that this Agreement and the transactions contemplated hereby are in the best interests of the Acquiring Fund and that the interests of the shareholders in the Acquiring
Fund would not be diluted as a result of such transactions, and the Acquiring Fund shall have delivered to the Acquired Fund at the Closing, a certificate, executed by an officer, to the effect that the condition described in this subparagraph has been satisfied.

         7.    Conditions Precedent to Obligations  of
the Acquiring Fund

         The obligations of the Acquiring Fund to complete the transactions provided for herein shall be subject, at its election, to the performance by the Acquired Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:

     7.1.    All representations and warranties by  or
       on  behalf  of  the Acquired Fund contained  in
       this Agreement shall be true and correct in all
       material  respects as of the date  hereof  and,
       except   as  they  may  be  affected   by   the
       transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing
       Date;

     7.2. The Acquired Fund shall have delivered to the Acquiring Fund a statement of the Acquired
       Fund's assets and liabilities as of the Closing
       Date,  certified by the Treasurer or  Assistant
       Treasurer of the Acquired Fund;

     7.3.    The Acquired Fund shall have delivered to
       the  Acquiring  Fund  on  the  Closing  Date  a
       certificate  executed  in  its  name   by   its
       Chairman, President, Vice President, Secretary,
       Treasurer or Assistant Treasurer, in  form  and
       substance  satisfactory to the  Acquiring  Fund
       and dated as of the Closing Date, to the effect
       that the representations and warranties of  the
       Acquired  Fund made in this Agreement are  true
       and  correct  at  and as of the  Closing  Date,
       except   as  they  may  be  affected   by   the
       transactions contemplated by this Agreement, and as to such other matters as the Acquiring
       Fund shall reasonably request; and

     7.4. The Acquiring Fund shall have received on the Closing Date a favorable opinion of Willkie
       Farr & Gallagher, counsel to the Acquired Fund, in a form satisfactory to the Secretary of the Acquiring Fund, covering the following points:

         That  (a)  the  Acquired Fund  is  a  validly
existing  corporation and in good standing  under  the
laws  of  the State of Maryland and has the  corporate
power  to own all of its properties and assets and  to
carry  on  its  business  as a  registered  investment
company;  (b) the Agreement has been duly  authorized,
executed  and  delivered  by the  Acquired  Fund  and,
assuming due authorization, execution and delivery  of
the  Agreement by the other parties hereto, is a valid
and   binding   obligation  of   the   Acquired   Fund
enforceable  against the Acquired Fund  in  accordance
with  its  terms,  subject to bankruptcy,  insolvency,
fraudulent  transfer, reorganization,  moratorium  and
similar laws of general applicability relating  to  or
affecting  creditors'  rights and  to  general  equity
principles;  (c)  the execution and  delivery  of  the
Agreement  did  not,  and  the  consummation  of   the
transactions  contemplated hereby will  not,  conflict
with the Acquired Fund's Articles of Incorporation  or
By-Laws  or  result  in a material  violation  of  any
provision  of  any material agreement (known  to  such
counsel) to which the Acquired Fund is a party  or  by
which it or its property is bound or, to the knowledge
of  such  counsel, result in the acceleration  of  any
obligation or the imposition of any penalty, under any
material  agreement, judgment, or decree to which  the
Acquired  Fund  is  a  party or by  which  it  or  its
property  is  bound;  (d) to  the  knowledge  of  such
counsel, no consent, approval, authorization or  order
of  any  court or governmental authority of the United
States  or the State of Maryland is required  for  the
consummation  by the Acquired Fund of the transactions
contemplated herein, except such as have been obtained
under the 1933 Act, the 1934 Act and the 1940 Act, and
such  as may be required under state securities  laws;
(e)  the  Proxy Statement (except as to financial  and
statistical  data contained therein, as  to  which  no
opinion  need be given), as of its date,  appeared  on
its   face  to  be  appropriately  responsive  in  all
material respects to the 1934 Act and the 1940 Act and
the   rules   and  regulations  thereunder;  provided,
however, that such counsel shall be entitled to  state
that  it  does not assume any responsibility  for  the
accuracy,  completeness  or  fairness  of  the   Proxy
Statement; (f) to the knowledge of such counsel, there
is    no   legal,   administrative   or   governmental
proceeding,  investigation, order, decree or  judgment
of  any  court or governmental body, only  insofar  as
they  relate  to the Acquired Fund or  its  assets  or
properties, pending, threatened or otherwise  existing
on   or   before  the  effective  date  of  the   N-14
Registration Statement or the Closing Date,  which  is
required  to  be  described in the  N-14  Registration
Statement  or to be filed as an exhibit  to  the  N-14
Registration Statement which is not described or filed
as  required or which materially and adversely  affect
the  Acquired  Fund's business; and (g)  the  Acquired
Fund is registered as an investment company under  the
1940  Act, and, to the knowledge of such counsel,  its
registration  with  the Commission  as  an  investment
company  under  the  1940 Act is  in  full  force  and
effect.
         With  respect to all matters of Maryland law,
such counsel shall be entitled to state that, with the
approval of the Acquiring Fund, they have relied  upon
the  opinion of Venable, Baetjer and Howard,  LLP  and
that their opinion is subject to the same assumptions,
qualifications  and limitations with respect  to  such
matters  as  are contained in the opinion of  Venable,
Baetjer  and  Howard, LLP.  Such  opinion  also  shall
include such other matters incident to the transaction
contemplated   hereby  as  the  Acquiring   Fund   may
reasonably request.
         In  this  paragraph  7.4, references  to  the
Proxy Statement include and relate only to the text of
such  Proxy  Statement  and not  to  any  exhibits  or
attachments  thereto or to any documents  incorporated
by reference therein.
     7.5.    The  Acquiring Fund shall  have  received
       from   PricewaterhouseCoopers  LLP   a   letter
       addressed to the Acquiring Fund dated as of the
       effective   date   of  the  N-14   Registration
       Statement in form and substance satisfactory to the Acquiring Fund, to the effect that:

       (a)     they are independent public accountants
          with respect to the Acquired Fund within the meaning of the 1933 Act and the applicable regulations thereunder; and

       (b)      in   their   opinion,  the   financial
          statements and financial highlights of the Acquired Fund included or incorporated by reference in the N-14 Registration Statement and reported on by them comply as to form in all material aspects with the applicable accounting requirements of the 1933 Act and the rules and regulations thereunder.

     7.6. The Acquired Fund shall have received from PricewaterhouseCoopers LLP a letter addressed to the Acquired Fund dated as of the effective date of the N-14 Registration Statement in form and substance satisfactory to the Acquired
       Fund, to the effect that:

       (a)     they are independent public accountants
          with  respect to the Acquiring  Fund  within
          the   meaning  of  the  1933  Act  and   the
          applicable regulations thereunder; and

       (b)      in   their   opinion,  the   financial
          statements and financial highlights of the Acquiring Fund included or incorporated by reference in the N-14 Registration Statement and reported on by them comply as to form in all material aspects with the applicable accounting requirements of the 1933 Act and the rules and regulations thereunder.

     7.7.    The Acquiring Fund and the Acquired  Fund
       shall have received from PricewaterhouseCoopers
       LLP  a letter addressed to both Funds and dated
       as   of   the  effective  date  of   the   N-14
       Registration  Statement in form  and  substance
       satisfactory to each Fund, to the effect  that:
       on  the basis of limited procedures agreed upon
       by the Acquiring Fund and the Acquired Fund and
       described   in   such  letter   (but   not   an
       examination   in   accordance  with   generally
       accepted    auditing   standards),    specified
       information relating to each Fund appearing in the N-14 Registration Statement and the Proxy
       Statement has been obtained from the accounting records of each Fund or from schedules prepared by officers of each Fund having responsibility for financial and reporting matters and such information is in agreement with such records, schedules or computations made therefrom.

     7.8.    The Acquired Fund shall have delivered to
       the   Acquiring  Fund,  pursuant  to  paragraph
       4.1(f), copies of financial statements of the Acquired Fund as of and for the fiscal year ended October 31, 2002.

     7.9.    The  Acquiring Fund shall  have  received
       from   PricewaterhouseCoopers  LLP   a   letter
       addressed to the Acquiring Fund and dated as of
       the Closing Date stating that, as of a date  no
       more than three (3) business days prior to  the
       Closing   Date,   PricewaterhouseCoopers    LLP
       performed limited procedures and that on the basis of those procedures it confirmed the matters set forth in paragraph 7.6.

     7.10.   The  Board of Directors of  the  Acquired
       Fund, including a majority of the directors who
       are  not  "interested persons" of the  Acquired
       Fund  (as defined by the 1940 Act), shall  have
       determined   that   this  Agreement   and   the
       transactions  contemplated hereby  are  in  the
       best  interests of the Acquired Fund  and  that
       the   interests  of  the  shareholders  in  the
       Acquired Fund would not be diluted as a  result
       of  such  transactions, and the  Acquired  Fund
       shall  have delivered to the Acquiring Fund  at
       the  Closing,  a  certificate, executed  by  an
       officer,  to  the  effect  that  the  condition
       described   in  this  subparagraph   has   been
       satisfied.

         8.      Further   Conditions   Precedent   to
Obligations  of  the Acquiring Fund and  the  Acquired
Fund

         If  any of the conditions set forth below  do
not  exist on or before the Closing Date with  respect
to the Acquiring Fund, the Acquired Fund shall, and if
any  of such conditions do not exist on or before  the
Closing  Date with respect to the Acquired  Fund,  the
Acquiring Fund shall, at their respective option,  not
be    required    to   consummate   the   transactions
contemplated by this Agreement.
     8.1.     The   Agreement  and  the   transactions
       contemplated herein shall have been approved by the requisite vote of the holders of the outstanding Acquired Fund Shares in accordance with the provisions of the Acquired Fund's
       Articles of Incorporation and applicable law and certified copies of the votes evidencing such approval shall have been delivered to the Acquiring Fund.

     8.2. On the Closing Date no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

     8.3.    All  consents  of other parties  and  all
       other  consents, orders and permits of federal,
       state    and   local   regulatory   authorities
       (including those of the Commission and of state
       blue  sky and securities authorities, including
       "no-action"  positions of and exemptive  orders
       from such federal and state authorities) deemed
       necessary by the Acquiring Fund or the Acquired
       Fund  to  permit consummation, in all  material
       respects,   of  the  transactions  contemplated
       hereby  shall have been obtained, except  where
       failure  to obtain any such consent,  order  or
       permit  would not involve a risk of a  material
       adverse  effect on the assets or properties  of
       the   Acquiring  Fund  or  the  Acquired  Fund,
       provided that either party hereto may for itself waive any of such conditions.

     8.4.    The  N-14 Registration Statement and  the
       Acquiring  Fund  Registration  Statement  shall
       each have become or be effective under the 1933
       Act   and   no   stop  orders  suspending   the
       effectiveness  thereof shall have  been  issued
       and,  to  the  best knowledge  of  the  parties
       hereto, no investigation or proceeding for that
       purpose  shall  have  been  instituted  or   be
       pending, threatened or contemplated under the 1933 Act.

     8.5.     The   parties  shall  have  received   a
       favorable  opinion of Willkie Farr & Gallagher,
       addressed   to,  and  in  form  and   substance
       satisfactory to, the Acquired Fund and the Acquiring Fund, substantially to the effect that for U.S. federal income tax purposes:

       (a)     The  transfer  of all of  the  Acquired
          Fund's  assets  to  the  Acquiring  Fund  in
          exchange  for the Acquiring Fund Shares  and
          the  assumption by the Acquiring Fund of the
          liabilities  of the Acquired Fund,  and  the
          distribution of such Acquiring  Fund  Shares
          to  Acquired  Fund Shareholders in  exchange
          for Acquired Fund Shares, will constitute  a
          "reorganization"  within  the   meaning   of
          Section   368(a)  of  the  Code,   and   the
          Acquiring  Fund and the Acquired  Fund  will
          each be a "party to a reorganization" within
          the  meaning of Section 368(b) of the  Code;
          (b)  no  gain or loss will be recognized  by
          the  Acquiring  Fund on the receipt  of  the
          assets  of  the  Acquired  Fund  solely   in
          exchange  for the Acquiring Fund Shares  and
          the  assumption by the Acquiring Fund of the
          liabilities of the Acquired Fund; (c) except
          for  gain or loss regularly attributable  to
          the   termination  of  the  Acquired  Fund's
          taxable  year,  no  gain  or  loss  will  be
          recognized  by  the Acquired Fund  upon  the
          transfer  of the Acquired Fund's  assets  to
          the  Acquiring  Fund  in  exchange  for  the
          Acquiring Fund Shares and the assumption  by
          the Acquiring Fund of the liabilities of the
          Acquired  Fund  or upon the distribution  of
          the  Acquiring Fund Shares to  the  Acquired
          Fund  Shareholders  in  exchange  for  their
          Acquired  Fund Shares; (d) no gain  or  loss
          will   be   recognized  by   Acquired   Fund
          Shareholders upon the exchange of their Acquired Fund Shares for the Acquiring Fund
          Shares; (e) the aggregate tax basis of the Acquiring Fund Shares received by each of the Acquired Fund Shareholders pursuant to the Reorganization will be the same as the aggregate tax basis of the Acquired Fund
          Shares held by such shareholder immediately prior to the Reorganization, and the holding period of the Acquiring Fund Shares to be received by each Acquired Fund Shareholder will include the period during which the Acquired Fund Shares exchanged therefor were held by such shareholder (provided that such Acquired Fund Shares were held as capital assets on the date of the Reorganization);
          and (f) except for assets which may be revalued as a consequence of a termination of the Acquired Fund's taxable year, the tax basis of the Acquired Fund's assets acquired by the Acquiring Fund will be the same as the tax basis of such assets to the Acquired
          Fund immediately prior to the Reorganization and the holding period of the assets of the Acquired Fund in the hands of the Acquiring
          Fund will include the period during which those assets were held by the Acquired Fund.

         Notwithstanding anything herein to the
contrary, neither the Acquiring Fund nor the Acquired
Fund may waive the conditions set forth in this paragraph 8.5.

         9.     Brokerage  Fees  and  Expenses;  Other
Agreements

     9.1. The Acquiring Fund represents and warrants to the Acquired Fund, and the Acquired Fund represents and warrants to the Acquiring Fund, that there are no brokers or finders or other entities entitled to receive any payments in connection with the transactions provided for herein.

     9.2.    CSAM or its affiliates agrees to bear the
       reasonable expenses incurred in connection with
       the    transactions   contemplated   by    this
       Agreement,    whether   or   not    consummated
       (excluding  extraordinary  expenses   such   as
       litigation expenses, damages and other expenses
       not  normally  associated with transactions  of
       the   type  contemplated  by  this  Agreement).
       These   expenses  consist  of:   (i)   expenses
       associated with preparing this Agreement, the N-
       14  Registration Statement and expenses of  the
       shareholder meetings insofar as they relate  to
       approval of this Agreement and the transactions
       contemplated thereby; (ii) expenses  associated
       with preparing and filing the N-14 Registration
       Statement covering the Acquiring Fund Shares to
       be issued in the Reorganization insofar as they
       relate  to approval of this Agreement  and  the
       transactions   contemplated   thereby;    (iii)
       registration or qualification fees and expenses
       of  preparing  and filing such forms,  if  any,
       necessary  under  applicable  state  securities
       laws to qualify the Acquiring Fund Shares to be
       issued  in  connection with the Reorganization;
       (iv)  postage; printing; accounting  fees;  and
       legal  fees incurred by the Acquiring Fund  and
       by  the  Acquired Fund in connection  with  the
       transactions  contemplated by  this  Agreement;
       (v)  solicitation costs incurred in  connection
       with  the shareholders meeting referred  to  in
       clause  (i)  above  and  paragraph  5.2  hereof
       insofar  as  they  relate to approval  of  this
       Agreement  and  the  transactions  contemplated
       thereby   and   (vi)   any   other   reasonable
       Reorganization expenses.

     9.3.    Any other provision of this Agreement  to
       the contrary notwithstanding, any liability  of
       either  Fund  under  this  Agreement,   or   in
       connection with the transactions contemplated herein with respect to such Fund, shall be discharged only out of the assets of such Fund.

         10.     Entire    Agreement;   Survival    of
Warranties

     10.1.   The Acquiring Fund and the Acquired  Fund
       agree   that   neither  party  has   made   any
       representation,  warranty or covenant  not  set
       forth    herein   and   that   this   Agreement
       constitutes the entire agreement among the parties.

     10.2.    The   representations,  warranties   and
       covenants contained in this Agreement or in any
       document  delivered  pursuant  hereto   or   in
       connection    herewith   shall   survive    the
       consummation of the transactions contemplated hereunder.

         11.  Termination

     11.1.   This Agreement may be terminated  at  any
       time  at or prior to the Closing Date by:   (1)
       either the Acquired Fund or the Acquiring  Fund
       by   written  notice  to  the  other;  (2)  the
       Acquired  Fund in the event the Acquiring  Fund
       shall, or the Acquiring Fund, in the event  the
       Acquired  Fund  shall,  materially  breach  any
       representation, warranty or agreement contained
       herein  to  be  performed at or  prior  to  the
       Closing Date; or (3) the Acquired Fund  or  the
       Acquiring Fund in the event a condition  herein
       expressed to be precedent to the obligations of
       the  terminating party or parties has not  been
       met  and it reasonably appears that it will not
       or cannot be met within a reasonable time.

     11.2. In the event of any such termination, there shall be no liability for damages on the part of either the Acquiring Fund or the Acquired Fund, or their respective Trustees, Directors or officers, to the other party or parties.

         12.  Amendments

         This Agreement may be amended, modified or supplemented in writing in such manner as may be mutually agreed upon by the authorized officers of the Acquired Fund and the Acquiring Fund; provided, however, that following the meeting of the Acquired
Fund Shareholders called by the Acquired Fund pursuant to paragraph 5.2 of this Agreement no such amendment may have the effect of changing the provisions for determining the number of the Acquiring Fund Shares to be issued to the Acquired Fund's Shareholders under this Agreement to the detriment of such shareholders without their further approval.

         13.  Notices

          Any notice, report, statement or demand
required or permitted by any provisions of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy or certified mail addressed to the Acquiring Fund at:

                    466 Lexington Avenue
                    New York, NY 10017
                    Attention:  Hal Liebes, Esq.

or to the Acquired Fund at:

                    466 Lexington Avenue
                    New York, NY 10017
                    Attention:  Hal Liebes, Esq.

         14.   Headings; Counterparts; Governing  Law;
Assignment; Limitation of Liability

     14.1.    The   article  and  paragraph   headings
       contained  in this Agreement are for  reference
       purposes only and shall not affect in  any  way
       the   meaning   or   interpretation   of   this
       Agreement.

     14.2. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

     14.3. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     14.4.  This Agreement shall bind and inure to the
       benefit   of  the  parties  hereto  and   their
       respective  successors  and  assigns,  but   no
       assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Except as provided in Section 5.7, nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

     14.5.  Notice is hereby given that this Agreement
       is entered into on behalf of the Acquiring Fund
       by  an  officer of the Acquiring Fund,  and  on
       behalf  of  the Acquired Fund by an officer  of
       the   Acquired  Fund,  in  each  case  in  such
       officer's  capacity  as  an  officer  and   not
       individually.   It is understood and  expressly
       stipulated that none of the Directors, officers or shareholders of the Acquired Fund or the Acquiring Fund are personally liable hereunder.
       All persons dealing with the Acquiring Fund should look solely to the property of the Acquiring Fund for the enforcement of any claims against the Acquiring Fund.

          IN WITNESS WHEREOF, each of the parties
hereto has caused this Agreement to be executed by its Chairman, President, Vice President or Managing
Director and attested to by its Vice President, Secretary or Assistant Secretary.

CREDIT SUISSE INVESTMENT GRADE BOND FUND, INC.


By:/s/Hal Liebes

Name: Hal Liebes
Title: Vice President and Secretary

Attestation By: /s/Gregory Bressler

Name: Gregory Bressler
Title: Assistant Secretary


CREDIT SUISSE FIXED INCOME FUND


By:  /s/Hal Liebes

Name:     Hal Liebes
Title:    Vice President and Secretary

Attestation By: /s/Gregory Bressler

Name:     Gregory Bressler
Title:    Assistant Secretary

Solely with respect to paragraphs 4.3, 5.9 and 9.2 hereof:

CREDIT SUISSE ASSET MANAGEMENT, LLC

By:/s/Hal Liebes

Name:     Hal Liebes
Title:    Managing Director

Attestation By: /s/Gregory Bressler

Name: Gregory Bressler
Title:   Vice President